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                                                                    EXHIBIT 3.29

                            ARTICLES OF INCORPORATION
                            -------------------------

                              Name of Incorporation
                              ---------------------

                           268483 Alberta Corporation
                           ------

                                 Share Structure
                                 ---------------

          The Corporation is authorized to issue an unlimited number of Shares of one Class.

                         Restrictions on Share Transfers
                         -------------------------------

          No shares of the Corporation shall be transferred without the approval of the Directors evidenced by resolution of the Board, provided that approval of any transfer of shares may be given as aforesaid after the said transfer has been been effected upon the records of the Corporation, in which event, unless the said resolution stipulates otherwise, the said transfer shall be valid and shall take effect as from the date of its entry upon the books of the Corporation.

                               Number of Directors
                               -------------------

                A minimum of One (1) and a maximum of Ten (10).

             Restrictions of Business the Corporation may carry on
             -----------------------------------------------------

               None

                              Other Provisions if any
                              -----------------------

               n/a

                                 Incorporators
                                 -------------

Name                        Address                    Signature
--------------------   ----------------------------    -------------------------
LORNE J. RUZICKA       11262 - 73 Avenue
                       EDMONTON, Alberta T6G OC6       /s/ Lorne J. Ruzicka
                                                       -------------------------
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For Department Use Only
Corporate Access Number____________ Registration Date 82/02/15

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                            BUSINESS CORPORATIONS ACT                     FORM 4
                               (SECTION 27 OR 171)


                                  CONSUMER AND
[LETTER HEAD OF Alberta]     CORPORATE AFFAIRS             ARTICLES OF AMENDMENT
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1. NAME OF CORPORATION                  2. CORPORATE ACCESS NO.

   268483 Alberta Corporation              20268483

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3. THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

That the name of the Corporation is changed to "NORTH AMERICAN SITE DEVELOPMENT LTD."


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       DATE                        SIGNATURE                     TITLE

May 26/82                     /s/  [Illegible]                 Director
                              ---------------------------
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FOR DEPARTMENTAL USE ONLY                                        FILED